                                                                     EXHIBIT 1.1


                        $25,000,000 PRINCIPAL AMOUNT OF
              8 3/4% SENIOR SUBORDINATED NOTES, SERIES B, DUE 2004

                         ABC RAIL PRODUCTS CORPORATION


                             UNDERWRITING AGREEMENT
                             ----------------------
                               December 17, 1997


ROBERT W. BAIRD & CO. INCORPORATED
PIPER JAFFRAY INC.
c/o Robert W. Baird & Co. Incorporated
227 West Monroe Street
Chicago, Illinois  60606

Ladies and Gentlemen:

     SECTION 1. Introduction. ABC Rail Products Corporation, a Delaware corporation (the "Company"), proposes to sell the Company's 8 3/4% Senior Subordinated Notes, Series B, due 2004 (the "Notes"), to the several underwriters identified in Schedule I annexed hereto (the "Underwriters"), who are acting severally and not jointly. The Notes shall be issued under an Indenture, dated as of January 15, 1997, as amended or supplemented from time to time (the "Indenture"), between the Company and First Trust National Association, as trustee (the "Trustee") in fully registered form pursuant to a book-entry system only, in denomination of $1,000 and integral multiples thereof.

     The Company hereby confirms its agreement with the Underwriters as follows:

     SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters, and shall be deemed to represent and warrant to the several Underwriters on the Closing Date (as hereinafter defined), that:

          (a) A registration statement on Form S-3 (Reg. No. 333-16241) with respect to an aggregate of $100,000,000 of Common Stock and/or Subordinated Debt Securities of the Company has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") and has been filed with the Commission. The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied. Such registration statement as amended has been declared effective by the Commission. Such registration statement, as amended and revised at the time such registration statement was declared effective by the Commission and as thereafter amended by post-effective amendment, if any, is herein referred to as the "Registration Statement." The Prospectus relating to the Notes (as supplemented) in the form in which it has most recently been transmitted for filing with the Commission pursuant to Rule 424(b) under the Act is referred to herein as the "Prospectus." The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and each such prospectus as amended and supplemented from time to time until the date of the Prospectus, is referred to herein as the "Preliminary Prospectus." Reference made herein to each Preliminary Prospectus or the Prospectus, as amended or supplemented, shall include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, and so incorporated by reference, under the Securities and Exchange Act of 1934, as amended, and the regulations thereunder (the "Exchange Act"). The Company has prepared and filed such amendments to the Registration Statement since its initial filing with the Commission, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. There have been delivered to the Underwriters one signed copy of the Registration Statement and each amendment thereto, if any, including any document filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, together with one copy of each exhibit filed therewith or incorporated by reference therein, and such number of conformed copies for each of the Underwriters of the Registration Statement and each amendment thereto, if any (but without exhibits), and of each Preliminary Prospectus and of the Prospectus as the Underwriters have requested.

          (b) Certain subsidiaries (as defined in the Rules and Regulations) of the Company that conduct or are expected to conduct business include ABC Deco Inc., ABC Rail Products China Investment Corporation and American Systems Technologies, Inc. (individually, a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries"). The Company and each of its subsidiaries, including the Significant Subsidiaries (each, individually, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Prospectus and the Registration Statement; each of the Company and the Significant Subsidiaries is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not have a material adverse effect on the condition (financial or other),

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     business, property, net worth, results of operations or prospects of the
     Company and its Subsidiaries, taken as a whole ("Material Adverse Effect"); and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Except for the stock of its subsidiaries and as disclosed in the Registration Statement, Prospectus and Prospectus Supplement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity that conducts or is expected to conduct any business. Complete and correct copies of the certificate of incorporation and by-laws, as amended or restated ("Certificate of Incorporation" and "By-laws," respectively), of the Company and each of the Significant Subsidiaries as in effect on the date hereof have been delivered to the Underwriters, and no changes thereto will be made on or subsequent to the date hereof and prior to the Closing Date.

          (c) Except as set forth in the Prospectus, the Company beneficially owns all of the issued and outstanding capital stock of each Subsidiary, free and clear of any and all liens, claims, encumbrances or security interests, and all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable. There are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to subscribe for or purchase any shares of capital stock of any Subsidiary.

          (d) The Notes have been duly and validly authorized and, when authenticated by the Trustee and issued, delivered, and sold in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued, and delivered and will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, subject as to the enforcement of remedies, to applicable laws relating to or affecting enforcement of creditors' rights and to equitable principles limiting the right to specific performance or other equitable relief. The form of certificate used to evidence the Notes is in due and proper form as contemplated by the Indenture. The terms and provisions of the Notes conform in all material respects to the description thereof contained in the Prospectus under the captions "Description of the Debt Securities" and "Description of the Notes". Upon payment for and delivery of the Notes pursuant to this Agreement, the Underwriters will acquire good and marketable title to the Notes, free and clear of all liens, encumbrances, or claims.

          (e) The Indenture has been duly qualified under the Trust Indenture Act of 1939 (the "1939 Act") and the rules and regulations promulgated by the Commission, conforms in all material respects to the description thereof contained in the Prospectus under the captions "Description of the Debt Securities" and "Description of the Notes", has been duly and validly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable laws relating to or affecting enforcement of remedies, to applicable laws relating to or affecting enforcement of creditor's rights and to equitable principles limiting the right to specific performance or other equitable relief.

          (f) The Company has full corporate power and authority to enter into and perform this Agreement and the Indenture, and the execution and delivery by the Company of this Agreement and the Indenture and the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions described herein, have been duly authorized with respect to the Company by all necessary corporate action and will not: (i) violate any provisions of the Certificate of Incorporation or By-laws of the Company or any Subsidiary; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any property owned or leased by the Company or any Subsidiary, may be bound or affected; (iii) violate any statute, ordinance, rule or regulation applicable to the Company or any Subsidiary, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or any Subsidiary; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement and the Indenture by the Company, the performance of its obligations hereunder and thereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Exchange Act, the Blue Sky Laws applicable to the public offering of the Notes by the several Underwriters and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. (the "NASD"). This Agreement has been duly executed and delivered by and on behalf of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

          (g) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus, nor, to the knowledge of the Company, have any proceedings for that purpose been initiated or threatened, and each Preliminary Prospectus filed with the Commission as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto complied when so filed with the requirements of the Act and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information relating to you furnished to the Company by you expressly for use therein. As of the effective date of the Registration Statement, and at all times subsequent thereto up to the Closing Date, the Registration Statement and the Prospectus contained or will contain all statements that are required to be stated therein in accordance with the Act and conformed or will conform in all respects to the requirements of the Act, and neither the Registration Statement nor the Prospectus included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information relating to you furnished to the Company by you expressly for use therein. Neither the Company, nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company, has distributed or will distribute prior to the Closing Date any offering material in connection with the offering and sale of the Notes other than a Preliminary Prospectus, the Prospectus, the Registration Statement or other materials permitted by the Act and provided to the Underwriters.

          (h) The documents that are incorporated by reference in each Preliminary Prospectus, the Prospectus or the Registration Statement or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and any document so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when it is filed with the Commission, comply with the requirements of the Act and the Exchange Act, as applicable, and when read together with the other information included in such Preliminary Prospectus, the Prospectus or the Registration Statement, as the case may be, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information relating to you furnished to the Company by you expressly for use therein.

          (i) Arthur Andersen LLP, which has expressed its opinion with respect to the consolidated financial statements and schedules filed with the Commission or incorporated by reference and included as a part of each Preliminary Prospectus, the Prospectus or the Registration Statement, are independent accountants as required by the Act.

          (j) The consolidated financial statements and the related notes thereto included or incorporated by reference in each Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of their respective dates or for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein on a basis consistent with the consolidated financial statements of the Company contained therein. The Company had an outstanding capitalization as set forth in the Registration Statement and under "Capitalization" in the Prospectus as of the date indicated therein, and there has been no material change thereto since such date except as disclosed in the Prospectus. The financial and statistical information and data relating to the Company in each Preliminary Prospectus, the Prospectus and the Registration Statement are accurately presented and prepared on a basis consistent with the audited consolidated financial statements and books and records of the Company.
     The consolidated financial statements and schedules and the related notes thereto included or incorporated by reference in each Preliminary Prospectus, the Prospectus or the Registration Statement are the only such financial statements and schedules required under the Act to be set forth therein.

          (k) Neither the Company nor any Subsidiary is, nor with the giving of notice or passage of time or both, would be, in violation or in breach of:
     (i) its respective Certificate of Incorporation or By-laws; (ii) any statute, ordinance, order, rule or regulation applicable to the Company or such Subsidiary; (iii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary; or (iv) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or such Subsidiary is a party or by which any property owned or leased by the Company or such Subsidiary is bound or affected. Neither the Company nor any Subsidiary has received notice of any violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company or any Subsidiary. The Company and each Subsidiary have obtained and hold, and are in compliance with, all permits, certificates, licenses, approvals, registrations, franchises, consents and authorizations of governmental or regulatory authorities required under all laws, rules and regulations in connection with their businesses (hereinafter "permit" or "permits"), and all of such permits are in full force and effect; and the Company and each Subsidiary have fulfilled and performed all of their respective obligations with respect to each such permit and no event has occurred which would result in, or after notice or lapse of time would result in, revocation or termination of any such permit or result in any other impairment of the rights of the holder of such permit. Neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or other occurrence) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations or orders (including those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect.

          (l) There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or to which any property owned or leased by the Company or any Subsidiary is or may be subject, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, which are required to be described in the Registration Statement or the Prospectus which are not so described, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto. Except as described in the Registration Statement or the Prospectus, neither the Company nor any
     Subsidiary: (i) is in violation of any statute, ordinance, rule or regulation, or any decision, order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environmental or human exposure to hazardous or toxic substances (collectively, "environmental laws"); (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws; (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could have a Material Adverse Effect.

          (m) There is no transaction, relationship, obligation, agreement or other document required to be described in the Registration Statement or the Prospectus or to be filed or deemed to be filed as an exhibit to the Registration Statement by the Act, which has not been described or filed as required. All such contracts or agreements to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary, and are enforceable by and against the Company or such Subsidiary, in accordance with the respective terms thereof.

          (n) The Company or a Subsidiary has good and valid title to all property and assets reflected as owned by the Company or such Subsidiary in the Company's consolidated financial statements included or incorporated by reference in the Registration Statement (or elsewhere in the Registration Statement or the Prospectus), free and clear of all liens, claims, mortgages, security interests or other encumbrance of any kind or nature whatsoever, except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus). All property (real and personal) held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements is held by the Company or such Subsidiary under valid, subsisting, binding and enforceable leases, franchises, licenses or other agreements, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such Prospectus by the Company or the Significant Subsidiaries.

          (o) Except as described in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus and prior to the Closing Date:
     (i) neither the Company nor any Subsidiary has or will have incurred any liability or obligation, direct or contingent, or entered into any transaction, that is material to the Company, except as in the ordinary course of business; (ii) the Company has not and will not have paid or declared any dividend or other distribution with respect to its capital stock and neither the Company nor any Subsidiary is or will be delinquent in the payment of principal or interest on any outstanding debt obligation; and (iii) there has not been and will not have been any change in the capital stock (other than shares issued pursuant to the exercise of employees' or directors' stock options), any material change in the indebtedness of the Company or any Subsidiary, or any change or development involving or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

          (p) Neither the Company nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company has, directly or indirectly: (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law; or (ii) made any payment to any federal, state or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

          (q) The Company and its Subsidiaries own, or are licensed or otherwise have the right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. No claims have been asserted by any person to the use of any such trademarks or trade names or

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     challenging or questioning the validity or effectiveness or any such trademark or trade name which singly or in the aggregate could reasonably be expected to have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operation of the Company and its Subsidiaries. The use in connection with the business and operations of the Company and its Subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

          (r) The Company or a Subsidiary has in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary course of the business of the Company and its Subsidiaries.

          (s) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent. To the knowledge of the Company, no union organizational attempts have occurred or are pending. There has been no change in the relationship of the Company or any Subsidiary with any of its principal suppliers, manufacturers, contractors or customers resulting in or that could result in a Material Adverse Effect.

          (t) Neither the Company nor any Subsidiary is an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (u) All federal, state and local tax returns required to be filed by or on behalf of the Company or any Subsidiary have been filed (or are the subject of valid extension) with the appropriate federal, state and local authorities, and all such tax returns, as filed, are accurate in all material respects; all federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company or such Subsidiary have been paid or reflected as a liability on the financial statements of the Company or such Subsidiary for appropriate periods; all deficiencies asserted as a result of any federal, state or local tax audits have been paid or finally settled, and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited; no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by appropriate federal, state or local authorities; there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return of any period; and neither the Company nor any Subsidiary has ever been a member of an affiliated group of corporations filing consolidated federal income tax returns, other than a group of which the Company is and has been the common parent.

          (v) The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) All offers and sales of the securities of the Company since the time of the Company's initial public offering were made in compliance with the Act and all other applicable state and federal laws or regulations.

     SECTION 3.  Purchase, Sale and Delivery of Notes.

          (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters identified in Schedule I annexed hereto the Notes, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Notes set forth opposite each Underwriters name in Schedule I hereto. The purchase price payable by the Underwriters to the Company for each Note shall be 96.5% of the principal amount thereof. The respective obligation of each Underwriter to the Company shall be to purchase from the Company that principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto.

          (b) On the Closing Date, the Company will deliver to the Underwriters, at the offices of Robert W. Baird & Co. Incorporated, Milwaukee, Wisconsin, or through the facilities of The Depository Trust Company, for the accounts of the several Underwriters, certificates representing the Notes to be sold by them against payment in Chicago, Illinois of the purchase price therefor by wire or certified or official bank check or checks in Federal (same day) funds payable to the order of the Company. As referred to in this Agreement, the "Closing Date" shall be on the third full business day after the date of the Prospectus, at 9:00 a.m., Chicago, Illinois time, or at such other date or time not later than ten full business days after the date of the Prospectus as the Underwriters and the Company may agree. The certificates for the Notes to be so delivered will be in denominations and registered in such names as the Underwriters request by notice to the Company prior to the Closing Date, and such certificates will be made available for checking and packaging at 9:30 a.m., Chicago, Illinois time on the first full business day preceding the Closing Date at the facilities of The Depository Trust Company in New York, New York, or at another location to be designated by the Underwriters.

     SECTION 4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

          (a) The Company, at the earliest possible time, will furnish the Underwriters with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) under the Act and, after giving the Underwriters a reasonable opportunity to review such document, will comply with such Rule. Upon compliance with such Rule, the Company will so advise the Underwriters promptly. The Company will advise the Underwriters and counsel to the Underwriters promptly of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Underwriters and counsel to the Underwriters promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement, to any Preliminary Prospectus or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)), or file any document under the Exchange Act before the termination of the public offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference in the Registration Statement, if the Underwriters have not been furnished with a copy prior to such filing (with a reasonable opportunity to review such amendment or supplement).

          (b) If, at any time when a prospectus relating to the Notes is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Prospectus to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Registration Statement to comply with the Act or the Exchange Act, the Company promptly will advise the Underwriters and counsel to the Underwriters which will correct such statement or omission or an amendment which will effect such compliance. If any Underwriter is required to deliver a prospectus after the effective date of the Registration Statement, the Company, upon request of the Underwriters, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. In case any Underwriter is required to deliver a prospectus in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. The Company consents to the use, in accordance with the provisions of the Act and with the Blue Sky Laws of the jurisdictions in which the Notes are offered by the several Underwriters and by dealers, of each Preliminary Prospectus.

          (c) The Company will make generally available to its security holders and the Underwriters an earnings statement as soon as practicable, but in no event later than 60 days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, covering a period of twelve consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.

          (d) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish to the Underwriters, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and all amendments and supplements to any such documents, including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder for the purposes set forth in the Prospectus.

          (f) The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act.

          (g) During the period of three years from the date of the Prospectus, the Company will furnish to each of the Underwriters and to each of the other Underwriters who may so request, as soon as available, each report, statement or other document of the Company or its Board of Directors mailed to its shareholders or filed with the Commission, and such other information concerning the Company as the Underwriters may reasonably request.

     SECTION 5. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective, or if this Agreement is terminated for any reason, the Company will pay the costs, fees and expenses incurred in connection with the public offering of the Notes. Such costs, fees and expenses to be paid by the Company include, without limitation:

          (a) All costs, fees and expenses (excluding the expenses incurred by the Underwriters and the legal fees and disbursements of counsel for the Underwriters, but including such fees and disbursements described in subsection (b) of this section 5 incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing: the registration fees related to the filing of the Registration Statement with the Commission; the fees and expenses of the Company's counsel, accountants, transfer agent and registrar; the costs and expenses incurred in connection with the preparation, printing, shipping and delivery of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all agreements and supplements provided for herein, and this Agreement, including, without limitation, shipping expenses via overnight delivery and/or courier service to comply with applicable prospectus delivery requirements; and the costs and expenses associated with the production of materials related to, and travel expenses incurred by the management of the Company in connection with, the various meetings to be held between the Company's management and prospective investors.

          (b) All fees and expenses related to printing of the certificates for the Notes, and all transfer taxes, if any, with respect to the sale and delivery of the Notes.

     SECTION 6. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions, unless waived in writing by the Underwriters:

          (a) The Registration Statement shall have been declared effective by the Commission prior to the date of this Agreement; all filings required by Rules 424(b) and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company, shall any proceedings for that purpose have been initiated or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of the Underwriters.

          (b) Since the dates as of which information is given in the Registration Statement and Prospectus:

               (i) there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; and

               (ii) the Company shall not have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree, the effect of which on the Company, in any such case described in clause (i) or (ii) above, is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

          (c) The Underwriters shall not have advised the Company that the Registration Statement or the Prospectus contains an untrue statement of fact that, in the opinion of the Underwriters or counsel for the Underwriters, is material, or omits to state a fact that, in the opinion of the Underwriters or such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (d) The Underwriters shall have received an opinion of Jones, Day, Reavis & Pogue, counsel for the Company addressed to the Underwriters and dated the Closing Date substantially to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing in Alabama, Colorado, Illinois, Indiana, Kansas, Maryland, Ohio, Pennsylvania, Texas, Washington and Wisconsin;

               (ii) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and the Registration Statement; each Significant Subsidiary is duly registered or qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not have a Material Adverse Effect; all the shares of common stock of each of the Significant Subsidiaries as of the Closing Date are validly issued and are owned by the Company of record and to the knowledge of such counsel (A) beneficially and (B) free and clear of any security interest, adverse claim or encumbrance except as disclosed in the Prospectus;

               (iii) The Notes to be issued and sold by the Company under this Agreement have been duly authorized by the Company and, when duly executed, authenticated and delivered to and paid for by the Underwriters, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except to the extent that such validity, binding effect and enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, or
          (B) general principles of equity, or the possible unavailability of the remedy of specific performance or injunctive relief, regardless of whether issues of validity, binding effect or enforceability are considered in a proceeding in equity or at law;

               (iv) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legally binding and enforceable obligation of the Company (a) except as rights and obligations under Section 8 hereof may be limited by applicable law, including securities laws, public policy considerations underlying such laws, and equitable principles, and (b) except to the extent that such validity, binding effect and enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, or (ii) general principles of equity, or the possible unavailability of the remedy of specific performance or injunctive relief, regardless of whether issues of validity, binding effect or enforceability are considered in a proceeding in equity or at law;

               (v) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939 and constitutes a valid, legally binding and enforceable instrument of the Company, except to the extent that such validity, binding effect and enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, or
          (b) general principles of equity, or the possible unavailability of the remedy of specific performance or injunctive relief, regardless of whether the issues of validity, binding effect or enforceability are considered in a proceeding in equity or at law;

               (vi) The Company has corporate power and authority to execute and deliver and perform its obligations under this Agreement and the Indenture;

               (vii) The statements contained in the Prospectus, insofar as they purport to summarize the provisions of the Notes and the Indenture, present fair summaries of such provisions;

               (viii) The performance of this Agreement and the Indenture by the Company and the consummation by the Company of the transactions contemplated herein will not (a) result in a breach or default by the Company under any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to us by which the Company is bound or to which the Company is a party or by which any material properties of the Company are bound, (b) conflict with or result in any default under the Certificate of Incorporation or the By-laws, in each case as amended, of the Company; or (c) result in the violation by the Company of any statute, order, rule or regulation of any court or governmental agency or body, in each case known to us, by which the Company is bound (except that with respect to the Act and the rules and regulation promulgated thereunder, such counsel's opinion is limited to the matters expressed in paragraphs ix, x, xi, xii, xiii and xiv below, and it being understood that you have not requested and such counsel is not expressing any opinion as to any state securities or "Blue Sky" laws);

               (ix) No consent, approval, authorization or order of, or registration or qualification with, any governmental agency or body or other regulatory authority is required for the performance by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters;

               (x) The Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

               (xi) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied;

               (xii) Such counsel has participated in the preparation of the Registration Statement and the Prospectus. From time to time in connection therewith, such counsel has had discussions with the officers, directors and employees of the Company and Arthur Andersen LLP, the independent accountants who examined certain of the financial statements of the Company and its consolidated Subsidiaries included in the Registration Statement and the Prospectus, and the Underwriters concerning the information contained in the Registration Statement and the Prospectus and the proposed responses to various items in Form S-3. Based thereupon, such counsel is of the opinion that the Registration Statement and the Prospectus (except for the operating statistics, financial statements, financial schedules and other financial data included therein or omitted therefrom, and except for the information referred to under the caption "Experts" as having been included in the Prospectus on the authority of Arthur Andersen LLP as experts, as to which such counsel expresses no opinion), as of their respective effective and issue dates complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

               (xiii) Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus. Based on the participation and discussions described above, however, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement (except for the operating statistics, financial statements, financial schedules, and other financial data included therein or omitted therefrom, and except for the information referred to under the caption "Experts" as having been included in the Registration Statement and the Prospectus on the authority of Arthur Andersen LLP as experts), at the time it became effective contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (with the foregoing exceptions) on the Closing Date contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (xiv) Based upon the participation and discussions described above, such counsel does not know of any litigation or governmental proceedings, pending or threatened, required to be described in the Prospectus that are not described as required, or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required. With respect to the statements set forth in the preceding sentence regarding litigation and governmental proceedings, such counsel has with your consent relied on a review of litigation summaries furnished by the Company to Arthur Andersen LLP in connection with its audit of the Company's financial statements for the fiscal year ended July 31, 1997, and on inquiries of lawyers presently in such counsel's firm who, according to such counsel's records, have been engaged in legal services on behalf of the Company subsequent to July 31, 1997, but such counsel has neither examined nor requested an examination of the indices or records of any court, or any governmental or other agency, authority, instrumentality or entity or made any inquiries of public officials;

               (xv) Neither the Company nor any Significant Subsidiary is, nor with the giving of notice or passage of time or both would be, in violation of its respective Certificate of Incorporation or By-laws; and

               (xvi) Neither the Company nor any Significant Subsidiary is an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          In rendering their opinion, such counsel may rely, to the extent deemed advisable by such counsel, (a) upon certificates of state officials, and (b) on opinions of counsel (provided, however, that you shall have received a copy of each of such opinion which shall be dated the Closing Date addressed to you or otherwise authorizing you to rely thereon; and that Jones, Day, Reavis & Pogue, in its opinion to you delivered pursuant to this subsection, shall state that such counsel are satisfactory to them and Jones, Day, Reavis & Pogue has no reason to believe that you and they are not entitled to so rely).

          (e) The Underwriters shall have received an opinion of McDermott, Will & Emery, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Notes by the Company, the Registration Statement and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

          (f) The Underwriters shall have received on the Closing Date, a certificate of Donald W. Grinter, Chairman of the Board and Chief Executive Officer, and D. Chisholm MacDonald, Executive Vice President-Administration and Business Development and Chief Financial Officer, of the Company, to the effect that:

               (i) The representations and warranties of the Company set forth in section 2 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate;

               (ii) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signatories, no proceedings for that purpose have been initiated or are pending or contemplated under the Act or under the Blue Sky Laws of any jurisdiction;

               (iii) Each of the respective signatories has carefully examined the Registration Statement and the Prospectus, and any amendment or supplement thereto, including any documents filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, and such documents contain all statements required to be stated therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in the Registration Statement that has not been so ordered; and

               (iv) Since the date on which the Registration Statement was initially filed with the Commission, there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Prospectus and the Registration Statement as heretofore amended or (but only if the Underwriters expressly consent thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Underwriters after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any liability or obligation, direct or indirect, or entered into any transaction which is material to the Company; since such date and except as so disclosed, there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company in the short-term debt or long-term debt of the Company; since such date and except as so disclosed, the Company has not acquired any of the Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend, or made any other distribution, upon its outstanding Common Stock payable to shareholders of record on a date prior to the Closing Date; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

          (g) At the time this Agreement is executed and also on the Closing Date, there shall be delivered to the Underwriters a letter addressed to the Underwriters from Arthur Andersen LLP, the Company's independent accountants, the first letter to be dated the date of this Agreement and the second letter to be dated the Closing Date, which shall be in form and substance satisfactory to the Underwriters and shall contain information as of a date within five days of the date of such letter. There shall not have been any change or decrease set forth in any of the letters referred to in this subsection (g) which makes it impracticable or inadvisable in the judgment of the Underwriters to proceed with the public offering or purchase of the Notes as contemplated hereby.

          (h) Such further certificates and documents as the Underwriters may reasonably request (including certificates of officers of the Company).

          (i) Transactions contemplated by the Amended Credit Agreement (as defined in the Prospectus) shall have been consummated prior to or simultaneously with the consummation of the transactions contemplated by this Agreement.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriters and to McDermott, Will & Emery, counsel for the Underwriters. The Company shall furnish the Underwriters with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Underwriters may reasonably request.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the Closing Date is not so satisfied, this Agreement, at the election of the Underwriters, will terminate upon notification to the Company without liability on the part of any Underwriter, and the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection therewith.

     SECTION 7. Maintain Effectiveness of Registration Statement. The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

     SECTION 8.  Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof ("Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation), insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant made by the Company in this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company agrees to reimburse each Underwriter and each such controlling person for any legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim; provided, however, that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or supplement thereto in reliance upon and in conformity with the written information furnished to the Company by the Underwriters; and provided, further, that the indemnity agreement contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any persons controlling such Underwriter) on account of any losses, claims, damages, liabilities or litigation arising from the sale of Notes to any person, if such Underwriter fails to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to such person, within the time required by the Act and the untrue statement or alleged untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, unless such failure is the result of noncompliance by the Company with Section 4(b) hereof. The indemnity agreement in Section 8(a) and 8(b) shall be in addition to any liability which the Company and the Underwriters may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls the Company and any Underwriter within the meaning of the Act or the Exchange Act.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any Claim to which the Company, or any such director, officer, or controlling person may become subject under the Act, the Exchange Act or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance solely upon and in conformity with the written information furnished by the Underwriters to the Company. Each Underwriter will severally reimburse any legal fees or other expenses incurred by the Company, or any such director, officer, controlling person in connection with investigating or defending any such Claim, and from any and all Claims solely resulting from failure of an Underwriter to deliver a Prospectus, if the person asserting such Claim purchased Notes from such Underwriter and a copy of the Prospectus (as then amended if the Company shall have furnished any amendments thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim.

          (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this section or otherwise. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances.

          (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

               (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the penultimate sentence of subsection (c) of this section;

               (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or

               (iii) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

          (e) If the indemnification provided for in this section is unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

               (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Notes; or

               (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, and the Underwriters in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.

     The relative benefits received by each of the Company and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company (including its officers and directors and controlling persons), is responsible for the remaining portion. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (c) and (d) of this section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (f) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (d) of this section. Notwithstanding the other provisions of this section, no Underwriter shall be required to contribute any amount that is greater than the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this section are several in proportion to their respective underwriting commitments and not joint.

     SECTION 9. Default of Underwriters. It shall be a condition to the obligations of each Underwriter to purchase the Notes in the manner as described herein, that, except as hereinafter provided in this section, each of the Underwriters shall purchase and pay for all the Notes agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of all such Notes in accordance with the terms hereof. If any Underwriter defaults in its obligation to purchase Notes hereunder on the Closing Date and the aggregate principal amount of Notes which such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the aggregate principal amount of Notes which the Underwriters are obligated to purchase on the Closing Date, the nondefaulting Underwriter may make arrangements for the purchase of such Notes by other persons, including such nondefaulting Underwriter, but if no such arrangements are made by the Closing Date the nondefaulting Underwriter shall be obligated to purchase the Notes which such defaulting Underwriter agreed but failed to purchase on the Closing Date. If any Underwriter so defaults and the aggregate principal amount of Notes with respect to which such default occurs is greater than 10% of the aggregate principal amount of Notes which the Underwriters are obligated to purchase on the Closing Date, and arrangements satisfactory to the nondefaulting Underwriter for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the nondefaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to section 5 hereof and except to the extent provided in section 8 hereof.

     In the event that Notes to which a default relates are to be purchased by the nondefaulting Underwriter or by another party or parties, the nondefaulting Underwriter shall have the right to postpone the Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 10. Effective Date. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. Such execution and delivery shall include an executed copy of this Agreement sent by telecopier, facsimile transmission or other means of transmitting written documents.

     SECTION 11. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Underwriters prior to or on the Closing Date, if in the judgment of the Underwriters, payment for and delivery of the Notes is rendered impracticable or inadvisable because:

          (a) additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the American Stock Exchange, or trading in securities generally shall have been suspended or materially limited on either such exchange or on The Nasdaq Stock Market or a general banking moratorium shall have been established by either federal or state authorities in New York or Illinois; and

          (b) an outbreak or material escalation of hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the judgment of the Underwriters, as to make it impracticable or inadvisable to proceed with completion of the sale of and payment for the Notes as provided in this Agreement.

     Any termination pursuant to this section shall be without liability on the part of any Underwriter to the Company, or on the part of the Company to any Underwriter, except for expenses to be paid by the Company pursuant to section 5 hereof or and except as to indemnification to the extent provided in section 8 hereof.

     SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder.

     SECTION 13. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to Robert W. Baird & Co. Incorporated at 227 West Monroe Street, Chicago, Illinois 60606, Attention: Paul J. Carbone, with a copy to McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606, Attention: Thomas J. Murphy, and if sent to the Company, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Company at 200 South Michigan Avenue, Chicago, Illinois 60604,
Attention: D. Chisholm MacDonald with a copy to Jones, Day, Reavis & Pogue, 77 West Wacker Drive, Chicago, Illinois 60601, Attention: Gary T. Johnson.

     SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in section 8 hereof and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

     SECTION 15. Partial Unenforceability. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph clause or provision hereof.

     SECTION 16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto.

     SECTION 17. Time of Essence. Time shall be of the essence of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters all in accordance with its terms.

                              Very truly yours,

                              ABC RAIL PRODUCTS CORPORATION


                              By: /s/ D. Chisholm MacDonald
                                  D. Chisholm MacDonald
                                    Its Executive Vice President-
                                    Administration and Business Development and
                                    Chief Financial Officer



The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Samuel J. Tinaglia

    Its: Vice President


PIPER JAFFRAY INC.

By: /s/ Benjamin Oehler

    Its: Managing Director

                         ABC Rail Products Corporation

                                  Schedule I
                                  ----------


                                      Principal Amount of Notes
Name of Underwriter                        to be Purchased
-------------------                        ---------------
Robert W. Baird & Co. Incorporated         $15,000,000
Piper Jaffray Inc.                         $10,000,000


                         ABC Rail Products Corporation

                                  Schedule I
                                  ----------


                                      Principal Amount of Notes
Name of Underwriter                        to be Purchased
-------------------                        ---------------
Robert W. Baird & Co. Incorporated         $15,000,000

Piper Jaffray Inc.                         $10,000,000